UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 E. Quincy Ave., Bldg. 34, Box 120, Watkins, CO 80137
(Address of principal executive office) (Zip Code)

Registrant’s telephone, including area code	(303) 292-3456

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 8.01 – OTHER EVENTS

On January 29, 2015, the Registrant entered into a settlement agreement and release with High Plains A & M, LLC (“HP”) (the “Settlement Agreement”), which requires HP to deliver a certificate for 300,000 shares of the Registrant’s common stock as described below.  The Settlement Agreement settles all legal proceedings pending among the Registrant, the Registrant’s wholly-owned subsidiary PCY Holdings, LLC (“PCY Holdings”) and HP, and releases any and all claims (i) that HP and its affiliates may have against the Registrant and its affiliates and (ii) that the Registrant and its affiliates may have against HP and its affiliates, including but not limited to claims that were or could have been based on the Arkansas River Agreement.  The Settlement Agreement will result in the dismissal of all claims asserted by the parties in the following lawsuits:

•
HP v. Petty Fritz, as Public Trustee for the County of Bent, Colorado, and PCY Holdings, Colorado Court of Appeals, Case No. 2014CA00010 (on appeal from the Bent County District Court, Case No. 2013CV30041, filed September 16, 2013), in which HP is appealing the trial court’s ruling denying (i) a declaratory judgment that HP was entitled to redeem 4 properties from foreclosure sales in which PCY Holdings was the successful bidder and (ii) preliminary and permanent injunctions against the Public Trustee to prevent the Public Trustee from issuing confirmation deeds for the foreclosure sales to PCY Holdings or anyone other than HP.

•
PCY Holdings v. HP, Bent County District Court, Case No. 2013CV30053, filed on December 23, 2013, in which PCY Holdings is seeking removal of lis pendens filed by HP against the 4 farms which are the subject of the above-referenced appellate action.

•
Registrant v. HP, Denver County District Court, Case No. 2014CV31595, filed on April 4, 2014, alleging HP breached the Arkansas River Agreement, Seller Pledge Agreement and Property Management Agreement, among other ways, by failing to (i) pay, perform and discharge its obligations when due or otherwise pursuant to the Excluded Indebtedness, (ii) cure defaults under the notes and deeds of trust applicable to the Excluded Indebtedness, and (iii) use Net Revenue, pursuant to the Property Management Agreement, to pay Excluded Indebtedness.

•
PCY Holdings (substituted for Donald L. Spady) v. HP, Community Banks of Colorado, a division of NBH Bank, NA; Bent County Public Trustee, Petty Fritz; the Registrant; and all Unknown Persons who Claim any Interest in the Subject Matter of this Action, Bent County District Court, Case No. 2014CV30019, filed on July 17, 2014, in which PCY Holdings is seeking a judicial foreclosure of a note and deed of trust defaulted upon by HP and the recovery of damages.

In exchange for settling these lawsuits, the Settlement Agreement provides for, among other things:  (i) HP’s relinquishment of the Tap Participation Fee, (ii) the sale of 300,000 shares of the Registrant’s common stock owned by HP with the proceeds to be delivered to the Registrant, (iii) the assignment of HP’s mineral interests in the Arkansas River properties to the Registrant, and (iv) the release of all lis pendens filed by HP against the Registrant’s properties.

The Settlement Agreement will become effective on the date that HP delivers the 300,000 shares of the Registrant’s common stock owned by HP along with the documents necessary to permit the sale or retirement of the shares.  The delivery date of the shares is to occur within 3 business days of delivery of the stock certificate for the shares to HP by the Registrant’s transfer agent.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit 10.1 –	Settlement Agreement and Mutual Release, dated January 29, 2015, by and between High Plains A&M, LLC, Pure Cycle Corporation and PCY Holdings, LLC.

Exhibit 99.1 –	Press Release dated February 3, 2015, advising of the settlement of the litigation with HP A&M, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 3, 2015

PURE CYCLE CORPORATION

/s/ Mark W. Harding
By: Mark W. Harding,
President and Chief Financial Officer